Exhibit 32.1

Certification by Jeffrey Siegel, Chief Executive Officer and President, and Laurence Winoker, Senior Vice President – Finance, Treasurer and Chief Financial Officer, Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

I, Jeffrey Siegel, Chief Executive Officer and President, and I, Laurence Winoker, Senior Vice President – Finance, Treasurer and Chief Financial Officer, of Lifetime Brands, Inc., a Delaware corporation (the “Company”), each hereby certifies that:

(1)

The Company’s periodic report on Form 10-Q for the period ended June 30, 2008 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey Siegel	/s/ Laurence Winoker
Jeffrey Siegel Chief Executive Officer and President	Laurence Winoker Senior Vice President- Finance, Treasurer and Chief Financial Officer
Date: August 7, 2008	Date: August 7, 2008

A signed original of this written statement required by Section 1350 has been provided to Lifetime Brands, Inc. and will be retained by Lifetime Brands, Inc. and furnished to the Securities and Exchange Commission or its staff, upon request.